UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2012

STEWART & STEVENSON LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33836	20-3974034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 5900, Houston, TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 751-2700

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Pursuant to the terms of the Third Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. as the administrative agent, collateral agent, lender and export-related lender and the other lenders party thereto, Stewart & Stevenson LLC and certain of its subsidiaries (the “Company”) exercised $75 million of the $125 million accordion feature in the Credit Agreement on July 11, 2012.  With this exercise, the Credit Agreement provides for a $325 million asset-based revolving credit facility, which is expandable by a $50 million accordion, and is secured by substantially all accounts receivable, inventory and property, plant and equipment of the Company.  The Credit Agreement continues to operate pursuant to its existing terms and conditions, as contemplated therein for the exercise of the accordion, which results in the automatic increase of certain thresholds.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which has been previously filed as Exhibit 10.1 to Form 8-K, dated December 27, 2012, and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 of this Form 8-K is incorporated by reference under this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON LLC

	By:	/s/ John B. Simmons
John B. Simmons
Chief Financial Officer

July 17, 2012